UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 14, 2014

POSTROCK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34635	27-0981065
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

210 Park Avenue, Suite 2750 Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 600-7704

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2014, Mark A. Stansberry notified PostRock Energy Corporation (“PostRock”) of his resignation from the board of directors in order to pursue another opportunity, effective March 31, 2014. Mr. Stansberry served as a member of PostRock’s board of directors since March 2010. He was Chairman of the Nominating, Corporate Governance, Safety and Environment Committee and a member of the Audit Committee. He served as a member of the Board of Directors of Quest Energy GP, LLC, one of PostRock’s predecessor entities, from November 2007 until March 2010. Mr. Stansberry’s resignation was not due to any disagreement with PostRock on any matter relating to PostRock’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSTROCK ENERGY CORPORATION

By:	/s/ Stephen L. DeGiusti
Stephen L. DeGiusti
Executive Vice President, General Counsel and Secretary

Date: March 20, 2014